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                                                                    EXHIBIT 99.1

VA LINUX REPORTS RESULTS FOR FOURTH FISCAL QUARTER, 2001

SOURCEFORGE TO LEAD VA LINUX'S APPLICATION SOFTWARE STRATEGY

FREMONT, Calif.--(BUSINESS WIRE)--Aug. 23, 2001--VA Linux Systems, Inc. (Nasdaq:
LNUX - news) today reported results for its fiscal fourth quarter and year ended July 28, 2001. As indicated in its June 27, 2001 press release, VA Linux has now exited the systems hardware business in all regions except for Japan. Final systems hardware orders and deliveries of systems, excluding Japan, have now been completed and closed.

Fourth quarter revenue totaled $16.0 million. Net loss per share for the quarter was ($5.58), primarily due to $267 million of non-cash charges for goodwill and intangible assets and restructuring charges associated with the exit from the systems hardware business. At the end of the fourth quarter, the Company had approximately $83 million of cash and marketable securities.

The VA Linux business model has dramatically evolved. The Company is now primarily focused on its SourceForge application software business. With the new model, the Company expects revenue in the first quarter of fiscal 2002, excluding August hardware shipments, to fall in the range of $3 to $4 million, with a net loss from operations in the range of $10 to $13 million. Cash usage is expected to exceed the net loss by approximately $6 million in this quarter, due to payments related to previously accrued restructuring charges.

"We have made a significant transition over the past two months," said VA Linux CEO Larry M. Augustin. "We are now focused on delivering our software expertise through our new application software strategy, with our SourceForge product at its core. Our reduced levels of operating expense and cash use will provide stability as we further develop and improve SourceForge."

A conference call to review results and the new VA Linux business model will be held at 2:00 pm (Pacific) today. The call may be accessed via webcast at http://www.valinux.com or by dialing (800) 450-0785 (access code 595202).

Strategic Focus on SourceForge

VA Linux now offers two editions of the SourceForge(TM) collaborative software development (CSD) platform to its customers:

     o SourceForge Enterprise Edition. Installed behind corporate firewalls, SourceForge Enterprise Edition helps customers


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          maximize efficiencies and cut costs by enabling collaborative software development. Major customers include R&D organizations in Global 2000 companies, as well as IT organizations.

     o SourceForge Portal Edition. Developer relations organizations in leading technology companies use SourceForge Portal Edition to build external developer communities supporting their technologies.

By using the same software used by more than 25,000 projects and over 230,000 users on OSDN's SourceForge.net -- and incorporating key features for enterprise integration -- VA Linux is bringing a proven, scalable CSD platform to the enterprise market.

About VA Linux Systems

VA Linux Systems is a provider of application software, featuring the SourceForge collaborative software development platform; Linux software development and consulting services; and OSDN, the Open Source Development Network.

Safe Harbor

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company's: future financial performance and results of operations, including anticipated revenue, cash usage and net loss from operations; ability to improve cash flow and reduce operating losses; sales strategy and anticipated benefits from such strategy; expectations of future growth and market acceptance of SourceForge software; demand for the Company's consulting services and OSDN; and anticipated benefits from cost-cutting and other restructuring actions. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: unforeseen expenses that VA Linux may incur in future quarters; the possibility that VA Linux will not identify sufficient sources of expense reduction; VA Linux's quarterly sales cycle and fluctuation in demand for our products and services; competition with, and pricing pressures from, more established competitors; VA Linux's success in expanding its CSD, OSDN and Linux software development and consulting services businesses; the risk that VA Linux's restructuring efforts will not succeed; VA Linux's ability to successfully attract, retain and motivate employees; the possibility of further deterioration in the general economy and its impact on VA Linux and its current and potential customers; the rate of growth and acceptance of a software development model incorporating both Open Source and proprietary software; VA Linux's reliance upon strategic relationships with other companies and its ability to negotiate, close and implement


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specific terms relating to them; the enforceability of the Mozilla Public
License; and rapid technological and market change. Investors should consult VA Linux's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended April 28, 2001, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA Linux assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Linux, SourceForge and OSDN are trademarks of VA Linux Systems, Inc. Linux is a trademark of Linus Torvalds. All other trademarks are property of their respective owners.


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                        VA LINUX SYSTEMS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                      Three Months Ended               Year Ended
                                            July 28,                    July 28,
                                       2001         2000          2001          2000
                                    ---------     ---------     ---------     ---------
Net revenues                        $  15,981     $  50,662     $ 134,890     $ 120,296
Cost of revenues                       35,864        39,499       154,103        98,181
                                    ---------     ---------     ---------     ---------
Gross margin                          (19,883)       11,163       (19,213)       22,115

Operating expenses:
Sales and marketing                     7,266         9,711        39,981        29,479
Research and development                3,570         4,173        17,959        12,363
General and administrative              3,761         3,760        22,012         8,985
Restructuring costs and
 other special charges                 69,916            --       113,302            --
Amortization of deferred
 stock compensation                      (415)        5,178         7,667        16,877
Amortization of compensation
 expense related to acquisitions          593        16,967        53,601        22,623
Amortization of goodwill
 and intangible assets                 26,504        16,286        97,887        18,175
Impairment of goodwill
 and intangibles assets               160,000            --       160,000            --
Write-off of in-process
 research and development                  --         5,000            --         9,000
                                    ---------     ---------     ---------     ---------
Total operating expenses              271,195        61,075       512,409       117,502
                                    ---------     ---------     ---------     ---------
Loss from operations                 (291,078)      (49,912)     (531,622)      (95,387)
Interest and other income, net            960         2,398         6,354         5,629
                                    ---------     ---------     ---------     ---------
Net loss                            $(290,118)    $ (47,514)    $(525,268)    $ (89,758)
                                    =========     =========     =========     =========
Dividend related to
 convertible preferred stock               --            --            --        (4,900)
                                    ---------     ---------     ---------     ---------
Net loss attributable
 to common stockholders             $(290,118)    $ (47,514)    $(525,268)    $ (94,658)
                                    =========     =========     =========     =========
Basic and diluted
 net loss per share                 $   (5.58)    $   (1.15)    $  (10.78)    $   (3.52)

Weighted-average
 shares outstanding:
Basic and diluted                      52,006        41,172        48,706        26,863



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                        VA LINUX SYSTEMS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                       July 28, 2001  July 28, 2000
                                       -------------  -------------
                               ASSETS
Current assets:
  Cash and cash equivalents               $  60,347     $ 123,849
  Marketable securities                      22,595        52,433
  Accounts receivable, net                   10,107        31,842
  Inventories                                   343         1,018
  Prepaid expenses and other current
    assets                                    3,895         2,156
                                          ---------     ---------
    Total current assets                     97,287       211,298
Property and equipment, net                  17,703        10,316
Goodwill and intangible assets, net          56,730       362,744
Other assets                                  1,313           741
                                          ---------     ---------
                                          $ 173,033     $ 585,099
                                          =========     =========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                        $  14,319     $  26,715
  Accrued liabilities and other              30,188        11,285
  Current portion of loans and notes
    payable                                     756         1,568
                                          ---------     ---------
    Total current liabilities                45,263        39,568
Notes payable, net of current portion            42         1,104
Other long-term liabilities                   1,366           552

Stockholders' equity:
  Common stock                                   54            52
  Additional paid-in capital                768,793       763,175
  Deferred stock compensation                (6,108)     (109,686)
  Accumulated other comprehensive loss       (1,490)          (47)
  Accumulated deficit                      (634,887)     (109,619)
                                          ---------     ---------
    Total stockholders' equity              126,362       543,875
                                          ---------     ---------
                                          $ 173,033     $ 585,099
                                          =========     =========